Exhibit 10.1

DATED                 4 May 2017

(1) CRAWFORD & COMPANY EMEA/AP MANAGEMENT LIMITED

- and -

(2) IAN VICTOR MURESS

SETTLEMENT AGREEMENT

AND FURTHER WAIVER OF

CLAIMS

WITHOUT PREJUDICE AND SUBJECT TO CONTRACT

THIS SETTLEMENT AGREEMENT is made on 4 May 2017

BETWEEN:

(1)	CRAWFORD & COMPANY EMEA/AP MANAGEMENT LIMITED (company number 01313383) whose registered office is at 70 Mark Lane, London, England, EC3R 7NQ (“Company”); and

(2)	IAN VICTOR MURESS of Belsay House, Holmewood Ridge, Langton Green, Tunbridge Wells, Kent TN3 0BG (“Employee”).

IT IS AGREED:

1.	DEFINITIONS AND INTERPRETATION

In this agreement:

1.1	The following terms have the following meanings:

“Additional Tax” means income tax and employee’s national insurance contributions, and any interest and/or penalties thereon, arising in respect of the payments made and/or any benefits provided under this agreement, other than the income tax deducted pursuant to the terms of this agreement;

“Board” means the Board of Directors of the Company and/or of Crawford & Company (as applicable) from time to time;

“Early Release” means the date upon which the Employee’s employment shall terminate prior to 31 December 2017 in accordance with clause 3.2;

“Group” means the Company and the Company’s subsidiary undertakings, any parent undertaking of the Company (including, for the avoidance of doubt, Crawford & Company) and any subsidiary undertakings of such parent undertaking, in each case from time to time (and “Group Company” or any similar phrase shall be construed accordingly);

“Incentives” means the Crawford & Company Executive Stock Bonus Plan (2016 LTIP Award Agreement (Time Vesting) and 2016 LTIP Award Agreement (Performance & Time Vesting), the Crawford & Company 2016 Management Team Incentive Compensation Plan (2017 Award Opportunity Agreement), the Crawford & Company 2016 Omnibus Stock and Incentive Plan (2017 LTIP Award Agreement (Time Vesting)), the Crawford & Company Non-Qualified Stock Option Award Agreement (Grant Date 11 May 2016), the Crawford & Company Incentive Stock Option Award Agreement (Grant Date 8 February 2017) and the Crawford & Company Non-Qualified Stock Option Award Agreement (Grant Date 8 February 2017) and/or any other incentive, award, stock/share and/or option plan enjoyed by the Employee arising from or in connection with his employment with the Company;

“Payment Date” means 10 days from the latest of:

(a)

the date of receipt by the Company of an open and binding copy of this agreement signed by the Employee and the independent adviser’s certificate as required by clause 16.4.1 of this agreement and the Waiver of Claims;

(b)	the Termination Date or the date of Early Release (as applicable); and

(c)	the date upon which the Employee complies with clause 15 of this agreement;

“Service Agreement” means the draft unsigned agreement between the Employee and the Company dated on or around April 2014 which shall be deemed effective from the date of this agreement;

“subsidiary undertaking” and “parent undertaking” shall have the meanings ascribed to them in sections 1161 and 1162 of the Companies Act 2006 provided that “undertaking” for such purposes shall mean an undertaking incorporated, registered or resident in any jurisdiction (and an undertaking shall be treated, for the purposes only of the membership requirement contained in section 1162, as a member of another undertaking even if its shares in that other undertaking are registered in the name of (a) another person (or its nominee) whether by way of security or in connection with the taking of security or (b) its nominee);

“Termination Date” means 31 December 2017; and

“Waiver of Claims” means an agreement signed by the Employee and accompanied by an independent adviser’s certificate (in accordance with clause 16.6) in the form of (or substantially the form of) the agreement at Appendix 5 of this agreement.

1.2	The Company is entering into this agreement for itself and as agent and trustee for all other Group Companies and is duly authorised to do so.

1.3	The headings in this agreement are included for convenience only and shall not affect its interpretation or construction.

1.4	Where it is appropriate in this agreement, singular words shall include the plural and vice versa.

1.5	Unless the context otherwise requires a reference to one gender shall include a reference to the other gender.

1.6

References to any laws, statutes, regulations, instruments or rules shall be construed as references to such laws, statutes, regulations, instruments or rules as from time to time amended, re-enacted or consolidated.

1.7	References to clauses, the parties, the schedules and the appendices are respectively to clauses of and the parties, schedules and appendices to this agreement.

1.8	Save as otherwise defined, words and expressions shall be construed in accordance with the Interpretation Act 1978 and in particular:

1.8.1

a reference to a person shall be construed so as to include any individual, firm, body corporate (wherever incorporated), government, state or agency of a state or any joint venture, association, partnership, limited partnership, limited liability partnership, works council or employee representative body (in each case whether or not having separate legal personality);

1.8.2	reference to “includes” or “including” will be construed as “includes without limitation” or “including without limitation” (as the case may be); and

1.8.3	general words shall not be given a restrictive meaning by reason of their being preceded or followed by words indicating a particular class or examples of acts, matters or things.

2.	BACKGROUND

2.1	The Employee is employed in accordance with the terms of the Service Agreement.

2.2	The Employee has been on garden leave since 11 April 2017.

2.3	The Employee’s employment with the Company will terminate on the Termination Date or the date of Early Release (as applicable) on the terms agreed hereunder.

2.4	On or around the date of this agreement, it is the intention of the parties to enter a separate agreement governing the buyback of the Employee’s owned shares (“Stock Purchase and Sale Agreement”).

3.	NOTICE OF TERMINATION AND CONTINUING EMPLOYMENT

3.1	The Employee and the Company agree that the Employee’s contractual notice period commenced on 11 April 2017.

3.2

The Employee’s employment shall continue to the Termination Date or Early Release (as applicable). The parties hereby agree that the Employee’s employment shall terminate on a date prior to the Termination Date in the following circumstances:

3.2.1

upon service by the Employee of one months’ written notice to the Board to take up employment or engagement in accordance with, and subject to, the terms of this clause 3.2.1, such notice shall (i) stipulate the date upon which the Employee’s employment shall terminate following expiry of said notice; (ii) confirm the Employee’s intention to commence alternative employment or engagement, on or after Early Release, with an identified client of the Company or any Group Company or such other person, company, firm, agent or organisation as identified; and (iii) provide an undertaking from the Employee that by commencing such employment or engagement after Early Release he shall in no way contravene his obligations pursuant to clause 14 of this agreement); or

3.2.2	as notified to the Employee by the Board at any time (with notice or immediate effect and without prejudice to clause 3.4 below).

3.3

The Employee shall remain on garden leave until the Termination Date or date of Early Release (as applicable). For the duration of his garden leave, the Employee shall remain an employee and shall continue to be bound by the Service Agreement. For the avoidance of doubt, the parties hereby agree that clauses 21.1 and 21.2 of the Service Agreement shall apply in respect of the Employee’s period of garden leave and that the Employee shall continue to receive his basic salary and contractual benefits (subject to the terms of any benefit arrangements, the terms of this agreement and the return of Company property in accordance with clause 15) in the usual manner up to and including the Termination Date.

3.4

In the event that the Employee’s employment is terminated by reason of gross misconduct or due to the resignation of the Employee before the Termination Date or date of Early Release (as applicable) (save in circumstances in which he is entitled to and does resign without notice due to any fundamental breach of contract of the Company) (“Termination Event”) then the Payment in Lieu (clause 5.1), the Termination Payment (clause 6.2) and the Outplacement Payment or services (clause 6.3) shall be forfeited and shall no longer be payable, the Severance Payment (clause 6.2) shall be forfeited or shall become immediately repayable as a debt and upon demand and the treatment of Incentives as set out in clause 7 shall be in accordance with the rules and plans of the Incentives as would be applicable in the circumstances of the Termination Event.

4.	OUTSTANDING SALARY AND HOLIDAY PAY

4.1

On or before the Payment Date the Company will pay to the Employee any outstanding salary calculated to the Termination Date or Early Release (as applicable), subject to any statutory deductions including tax and national insurance contributions.

4.2

The Employee acknowledges that all holiday entitlement accrued during the remainder of this employment with the Company shall be taken by the Employee prior to the Termination Date or Early Release (as applicable) and that no payment in respect of accrued untaken holiday will be made following the Termination Date or Early Release. The Company hereby notifies the Employee that any holiday entitlement shall be taken and extinguished during the requisite number of days preceding the Termination Date or Early Release.

4.3

The Employee shall submit any expenses claims in accordance with the Company’s expenses policy within 14 days of the date of this agreement and the Company shall reimburse the Employee for any expenses properly incurred prior to the Termination Date or date of Early Release (as applicable) in the usual way.

5.	PAYMENT IN LIEU

5.1

On or before the Payment Date and subject to the Employee’s employment terminating on the Termination Date, the Company will pay to the Employee the sum of £120,830.98 in lieu of basic salary for the remainder of his 12 month notice period as at the Termination Date, together with a payment of £17,911.76 in lieu of employer pension contributions, car allowance, life assurance, private medical insurance and permanent health insurance (together “Benefits”) for the same period (“Payment in Lieu”). In the event of Early Release, the Payment in Lieu shall be increased to include the Employee’s basic salary and payment in lieu of Benefits for the period between the date of Early Release and 31 December 2017. For the avoidance of any doubt, the Payment in Lieu shall not be subject to any discount for mitigation.

5.2	The Payment in Lieu shall be subject to any statutory deductions including income tax and national insurance contributions.

6.	SEVERANCE PAYMENT AND CONTINUING BENEFITS

6.1

Subject to the Employee’s compliance in full with all obligations imposed by this agreement and in full and final settlement of the claims set out in clauses 16.1 and 16.2 and of any outstanding claims the Employee may have arising out of the Employee’s office as director of the Company and/or any Group Company and the cessation thereof, the Company will:

6.2	Severance Payment

as compensation for loss of employment but without admission of liability pay to the Employee on or before 15 May 2017, the sum of £95,000 (“Severance Payment”) and on or before the Payment Date the sum of £30,000 (“Termination Payment”) which includes entitlement to a statutory redundancy payment (£10,269);

6.2.1	the Severance Payment shall be subject to any statutory deductions including income tax and national insurance contributions;

6.2.2

it is the understanding of the parties to this agreement that the Termination Payment may be paid free of income tax in accordance with section 403 of the Income Tax (Earnings and Pensions) Act 2003 and that the entire Severance Payment may be paid free of national insurance contributions;

6.2.3

the Employee agrees that he will be responsible for the payment of any Additional Tax on the Severance Payment, the Termination Payment and on any other payments or benefits provided to the Employee pursuant to this agreement, to include, the Outplacement Payment, Mobile Transfer and Legal Expenses; and

6.3	Out-placement Counselling

either, at the Employee’s election in writing on or before 1 October 2017:

6.3.1

arrange for the Employee to receive out placement counselling services as defined in and in accordance with the conditions set out in section 310 Income Tax (Earnings and Pensions) Act 2003 with a qualified provider selected by the Employee up to a maximum cost of £30,000 plus VAT and subject to (i) the Employee utilising the out placement services by 31 December 2017; and (ii) receipt by the Company of a valid invoice in respect of the services by 15 January 2018; or

6.3.2

pay to the Employee the sum of £25,000 (subject to any statutory deductions including income tax and national insurance contributions) (“Outplacement Payment”) in lieu of out placement counselling services on or around 15 October 2017, subject to the Employee notifying the Company, in writing, on or before 1 October 2017, of his decision to receive the Outplacement Payment in lieu of out placement counselling services; and

6.4	Transfer of ownership of other property

on or before the Termination Date or date of Early Release (as applicable), transfer to the Employee the ownership of the mobile phone and mobile telephone number which is the property of the Company and which had been provided to the Employee in connection with his employment (“Mobile Transfer”). The Company gives no warranty as to the state and condition of this item and, following the transfer of ownership, all related costs, repairs and maintenance of this item shall be the sole responsibility of the Employee. Prior to the transfer of ownership the Employee agrees to return the mobile phone to the Company to allow the Company to remove all confidential information.

7.	INCENTIVES

7.1	Subject always to and in accordance with the rules and plans of the applicable Incentives, the Company agrees that the Incentives shall be treated in accordance with Appendix 1 to this agreement.

7.2

For the avoidance of any doubt, save for as provided under this agreement, the Employee acknowledges and agrees that he shall have no entitlement to participate in, benefit from or to receive any award, compensation or payment in respect of any Incentives, to include any STIP, arising from or in connection with his employment with the Company or the termination thereof.

8.	LEGAL EXPENSES

The Company shall, subject to concluding a binding agreement and within 28 days of receipt of an appropriate copy VAT invoice addressed to the Employee but marked as payable by the Company (only to be issued on or after the date of this agreement), pay to the Employee’s relevant independent adviser as referred to in clause 16.4.1 the Employee’s legal expenses relating exclusively to the negotiation and preparation of this agreement and the Waiver of Claims, up to a maximum of £5,000 (inclusive of VAT and any disbursements), with a further contribution of 50% of any additional legal expenses incurred by the Employee in relation thereto up to a maximum of an additional £5,000 (inclusive of VAT and any disbursements) (“Legal Expenses”). For the avoidance of doubt, the Company’s total contribution to the Employee’s legal expenses shall not exceed £10,000 and no further contribution shall be made in respect of the Waiver of Claims. Payment will be made direct to the Employee’s adviser.

9.	REFERENCE

Subject always to the Company’s legal obligations regarding the giving of references, the Company agrees to provide the Employee with a reference in the terms set out in Appendix 4 to this agreement and agrees to respond to all employment reference enquiries in a manner consistent with this reference, provided always that all such reference enquiries are addressed to Joseph Blanco, General Counsel. If the Company obtains information after the date of this agreement which would have affected its decision to provide a reference in the agreed terms, it shall inform the Employee and may decline to give a reference.

10.	OFFICER

10.1

The Employee shall with effect from the date of this agreement resign as an officer of Crawford & Company and as an officer and director, or equivalent in any jurisdiction, of Crawford & Company and each other Group Company of which he is a director and/or officer by signing the letter of resignation attached to this agreement at Appendix 3, which shall be deemed to have been delivered to Crawford & Company and each other relevant Group Company as at the date of this agreement.

10.2

The Employee shall do all such acts as the Company may require to effect the Employee’s resignation from other offices with Crawford & Company or any other Group Company or which the Employee held by reason of employment by the Company including (but without prejudice to the generality of the above) any trusteeships.

10.3

Having resigned as an officer and director of the Company and from such other offices which the Employee holds with any other Group Company, the Employee will not hold himself out as having any continued authority in respect of or in connection to or with the Company or any other Group Company.

10.4

The Company confirms that Director & Officer Liability insurance applies in respect of the duration of any directorship and office held by the Employee and shall be maintained until expiry of the relevant limitations period.

11.	WARRANTIES

The Employee undertakes, represents and warrants to the Company as a strict condition of this agreement that as at the date of this agreement:

11.1

the Employee has not commenced employment and has not agreed to accept nor received any offer of employment from any person, the expression “employment” for the purpose of this clause to include any contract of service, any contract for services, any partnership or any agency agreement;

11.2

the Employee has not done or failed to do anything amounting to a material or repudiatory breach of the express or implied terms of the Employee’s employment with the Company which if the matter had come to the Company’s attention before 11 April 2017 would have entitled the Company to terminate the Employee’s employment summarily or if it had been done or omitted after the date of this agreement would have constituted a breach of any of its terms;

11.3

there are no matters of which the Employee is aware relating to any act or omission by the Employee or by any other director, officer, employee or agent of the Company or any Group Company which if disclosed to the Company or any Group Company would or might affect the Company’s decision to enter into this agreement or which has not been disclosed to the Board; and

11.4

the Employee has not received any social security benefits in respect of any accident, injury or disease alleged to have occurred or been suffered in connection with any claim referred to in clauses 16.1 and/or 16.2.

12.	TAX INDEMNITY

The Employee shall be liable for all Additional Tax and shall indemnify the Company and each other Group Company on a continuing basis in respect of the payment of any Additional Tax which arises in respect of the payments and benefits under this agreement. The Company shall give the Employee reasonable notice of any demand for Additional Tax which may lead to liability of the Employee under this indemnity and shall provide him with such relevant details as he may reasonably require to dispute such a demand (provided that nothing in this clause shall prevent the Company from complying with its legal obligations to HM Revenue & Customs or other competent body).

13.	CONFIDENTIALITY

13.1

The Employee undertakes that he will not, whether directly or indirectly, make, publish or otherwise communicate any disparaging or derogatory statements, whether in writing or otherwise, concerning the Company or any Group Company or any of its or their officers, directors, shareholders, associates, clients, customers or employees.

13.2

The Company will not encourage, procure or condone the making of any statements or comments about the Employee by any of its employees (acting in their professional capacity) where those statements or comments are intended to or might reasonably be expected to damage the Employee’s reputation or be detrimental or otherwise critical of the Employee. Further, in respect of Board and Global Executive Management team members as at the date of this agreement (together “Executives”), the Company shall use its reasonable endeavours to ensure that such Executives will not, whether directly or indirectly, make, publish or otherwise communicate any disparaging or derogatory statements, whether in writing or otherwise, concerning the Employee. The Company and the Employee agree to publish, upon request by the other party, a joint statement in the form set out in Appendix 2 and, subject to clause 13.3, neither party will make any statement to third parties which is inconsistent with that announcement.

13.3

The Employee acknowledges that the Company may be required to file or disclose a copy of this agreement and/or to issue a statement setting out the Employee’s name and particulars of any remuneration or loss of office payment made or to be made after the Employee ceases to be a director and agrees that nothing done by the Company in order to comply with any legal, regulatory or corporate governance obligation shall constitute a breach of this agreement.

13.4

The Employee shall keep the terms upon which his employment terminated, the existence and terms of this agreement and the Service Agreement (save for any disclosure expressly permitted) and the substance of any discussions or negotiations leading to the conclusion of this agreement strictly confidential and the Employee agrees not to disclose, communicate or otherwise make public the same to anyone, save where such disclosure is to HM Revenue & Customs, or required by law, or (where necessary and appropriate) to:

13.4.1	the Employee’s immediate family or legal and financial advisers, provided that they agree to keep the information confidential;

13.4.2	the Employee’s insurer for the purposes of processing a claim for loss of employment;

13.4.3	the relevant authorities for the purpose of claiming unemployment or other social security benefits; or

13.4.4	the Employee’s out placement provider, recruitment consultant or prospective employer to the extent necessary to discuss his employment history,

provided that the Employee shall be liable for any disclosure or other breach of confidentiality by any person to whom he discloses any information or documents.

13.5

If the Employee breaches clauses 13.1 or 13.4, the Employee accepts and agrees that all monies paid to the Employee under this agreement will be repayable to the Company as a debt and upon demand and that any monies due to the Employee under this agreement shall cease to be payable.

14.	POST-TERMINATION RESTRICTIONS

14.1

The Company will pay to the Employee the sum of £500 (subject to deductions for tax and national insurance) in respect of the Employee hereby agreeing to or affirming (as applicable) the following post-termination restrictions with reference to clauses within the Service Agreement:

14.1.1	Clause 17 (Confidential Information);

14.1.2	Clause 18 (Protection of the Company’s Business Interests), subject to clause 14.2 below;

14.1.3	Clause 19 (Intellectual Property);

14.1.4	Clause 21.3 (Garden Leave); and

14.1.5	Clause 24 (Data Protection)

such restraints to remain in full force and effect notwithstanding the termination of the Employee’s employment.

14.2

In consideration of an additional £500 (subject to deductions for tax and national insurance), the Employee hereby agrees that the period of restraint set out in clause 18.2 and 18.3 (Protection of the Company’s Interests) of the Service Agreement, namely 6 months, shall hereby be varied to have effect until 31 December 2017 (inclusive). Further, on even date, the parties enter the appended counter-signed non-exhaustive list of agreed and identified competitors to which, without limitation and/or prejudice to the broader application of such provision, the non-compete restraint in clause 18.3.1 of the Service Agreement shall apply. The Employee acknowledges that he remains in a position to take advantage of, or to compete unfairly with, the Company or any other Group Company as a result of the Confidential Information (for the purposes of this clause as defined in the Service Agreement) and knowledge about the business, operations, clients, employees and trade connections of the Company and the Group that he has acquired during his long service with the Company and the connections he has developed arising from or in connection with his employment. The Employee therefore agrees to the extended restriction set out in this clause 14.2 for the purpose of protecting the Company’s legitimate business interests and in particular the Confidential Information, goodwill and the stable trained workforce of the Company and the Group and in recognition of the Employee’s seniority, length of service and in depth knowledge and understanding of the business of the Company and the Group.

15.	COMPANY PROPERTY

The Employee warrants and undertakes that he will, within 14 days from the date of this agreement:

15.1

subject to clause 6.4, return to the Company all property belonging to the Company or any Group Company, including any Information or Communication Technology as defined in the Service Agreement and any other Company property, to include, credit cards, keys, security pass, identity card, in accordance with clause 20.3.2 and clause 20.3.3 of the Service Agreement;

15.2

return to the Company all correspondence (including emails), documents, papers, memoranda, notes, records or materials (including Confidential Information as defined in the Service Agreement) in whatever form (including in magnetic media or other forms of computer storage, videos, tapes (whether or not prepared or produced by him) and any copies thereof belonging or relating to the Company and/or which was made, compiled or acquired by him during his employment with the Company or relating to the business or affairs of the Company or any Group Company; and

15.3

delete irretrievably any information relating to the business or the affairs of the Company or any Group Company that he has stored on any magnetic or optical disk or memory (other than any magnetic or optical disk or memory which has been or will be returned to the Company) and all matter derived from such sources, which is in his possession or under his control outside the premises of the Company.

16.	CLAIMS AGAINST THE COMPANY OR ANY GROUP COMPANY

16.1

But for this agreement, the Employee could bring proceedings against the Company and/or any Group Company, and its/their respective officers, directors, shareholders or employees for the contractual, statutory and tortious claims listed below (although, for the avoidance of doubt, neither the Company nor any Group Company admits liability in respect of any such claims or potential claims):

16.1.1	a claim that the termination of the Employee’s employment on the Termination Date or date of Early Release was a wrongful dismissal;

16.1.2	a claim for breach of contract (howsoever arising);

16.1.3

a claim that a failure by the Company to make a payment to the Employee of wages, fees, bonus, award, commission, holiday pay, sick pay, overtime payments or other benefits in kind was an unauthorised deduction from wages under the Employment Rights Act 1996 (“ERA”);

16.1.4	a claim that the termination of the Employee’s employment was an unfair dismissal under the ERA;

16.1.5	a claim for a redundancy payment, whether statutory or otherwise;

16.1.6	the following claims under the Equality Act 2010 (“Equality Act”):

16.1.6.1	a claim that any act or omission of the Company at any time was unlawful direct or indirect discrimination or harassment because of or in relation to age under the Equality Act;

16.1.6.2

a claim that any act or omission of the Company at any time was unlawful direct or indirect discrimination because of disability or in relation to or because of something arising in consequence of the Employee’s disability or harassment because of disability or discrimination by failure to comply with a duty to make reasonable adjustments under the Equality Act;

16.1.6.3	a claim that any act or omission of the Company at any time was unlawful direct or indirect discrimination or harassment because of or in relation to race under the Equality Act;

16.1.6.4	a claim that any act or omission of the Company at any time was unlawful direct or indirect discrimination or harassment because of or in relation to religion or belief under the Equality Act;

16.1.6.5	a claim that any act or omission of the Company at any time was unlawful direct or indirect discrimination or harassment because of or in relation to sex under the Equality Act;

16.1.6.6	a claim that any act or omission of the Company at any time was unlawful discrimination or harassment because of or in relation to sexual orientation under the Equality Act;

16.1.6.7	a claim that any act or omission of the Company at any time was victimisation under section 27 of the Equality Act;

16.1.6.8	a claim that any act or omission of the Company at any time was victimisation because of a relevant pay disclosure under the Equality Act;

16.1.6.9

a claim that the Employee did not receive from the Company equal pay or equality of terms for like work, work of equal value or work rated as equivalent or that the Company breached an equality clause or rule contrary to the Equality Act or contrary to article 157 of the Treaty on the Functioning of the European Union;

16.1.7	a claim that by virtue of any act or omission of the Company at any time the Employee suffered a detriment on a ground set out in section 47B of the ERA (protected disclosure);

16.1.8

a claim under the Working Time Regulations 1998 (“WTR”) that the Company refused to permit the Employee to exercise a right to daily rest, weekly rest, rest breaks, annual leave or compensatory rest or refused to pay the Employee in respect of any period of annual leave or in lieu of untaken annual leave;

16.1.9

a claim that by virtue of any act or omission of the Company at any time the Employee suffered a detriment on a ground set out in section 45A of the ERA (working time) including a detriment related to the limit on weekly working time set out in regulation 4 of the WTR;

16.1.10

a claim under the Transfer of Undertakings (Protection of Employment) Regulations 1981 or the Transfer of Undertakings (Protection of Employment) Regulations 2006 (“TUPE”) (including any claim to enforce an order to pay compensation which is made pursuant to regulation 15 of TUPE);

16.1.11	a claim for remuneration for the protected period following the making of a protective award by an employment tribunal under Trade Union and Labour Relations (Consolidation) Act 1992 (“TULR(C)A”);

16.1.12	a claim under section 3 of the Protection from Harassment Act 1997 that the Employee has been subject to a course of conduct amounting to harassment; and

16.1.13	a claim that the Company failed to comply with its obligations under the Data Protection Act 1998.

16.2	The terms of this agreement are reached without admission of liability and are in full and final settlement of:

16.2.1	the Employee’s claims listed under clause 16.2; and

16.2.2

all other claims (if any) whether contractual, statutory or otherwise, in any jurisdiction, to include, under US, United Kingdom and/or European Union law, which the Employee has or may have against the Company or any Group Company or their respective officers, directors, shareholders or employees arising out of or in connection with the Employee’s employment or its termination or as a consequence of the Employee’s position as a director of the Company or any Group Company and the termination thereof and including for the avoidance of doubt all claims (if any) arising out of or in connection with any Incentives and/or any other entitlement to shares and/or share options and/or any other similar benefits or incentives afforded to the Employee by virtue of his employment, but excluding:

16.2.2.1	any claims for personal injury which satisfy all of the following:

(a)	they do not relate to the matters covered by clauses 16.1.6 to 16.1.8;

(b)	at the date of this agreement he was unaware of them; and

(c)	at the date of this agreement he may reasonably be expected to be unaware of them;

16.2.2.2	any claims in respect of accrued pension rights; and

16.2.2.3	any claims to enforce the terms of this agreement.

16.3	The Employee represents and warrants to the Company as a strict condition of this agreement that as at the date of this agreement:

16.3.1

he has disclosed to the relevant independent adviser (identified in clause 16.4.1) all facts or circumstances that may give rise to a claim against the Company or any Group Company or its/their respective officers, directors, shareholders or employees and he is not aware of any facts or circumstances that may give rise to a claim against the Company or any Group Company or its/their respective officers, directors, shareholders or employees other than claims specified in clause 16.1; and

16.3.2

the claims listed at clause 16.1 include all of the complaints, claims and concerns which the Employee has against the Company or any Group Company or its/their respective officers, directors shareholders or employees arising out of the Employee’s employment or any act or omission relating to the Employee’s employment or relating to, arising out of or connected to the manner of its termination or his position as a director of the Company or any Group Company and the cessation thereof.

16.4	The Employee further represents and warrants to the Company as a strict condition of this agreement that as at the date of this agreement:

16.4.1

the Employee has received independent legal advice from a relevant independent adviser as to the terms and effect of this agreement and in particular its effect on the Employee’s ability to pursue statutory rights before an employment tribunal. The name of the relevant independent adviser who has so advised the Employee is William Dawson of Farrer & Co. LLP of 66 Lincoln’s Inn Fields, London WC2A 3LH (“Employee’s Adviser”) and the Employee’s Adviser has signed the endorsement annexed to this agreement;

16.4.2

the Employee has been advised by the Employee’s Adviser that at the date of this agreement there is in force, and at the time the Employee received the advice referred to above there was in force, a contract of insurance, or an indemnity provided for members of a profession or professional body, covering the risk of a claim by the Employee in respect of loss arising in consequence of that advice;

16.4.3

the Employee has not issued proceedings before the employment tribunals, high court or county court in respect of any claim in connection with the Employee’s employment or its termination or the Service Agreement, or its termination (or any directorship or office held or the termination thereof) and the Employee undertakes that no proceedings have been or will be issued in connection with the same and if such proceedings are issued the Employee accepts and agrees that all monies paid to the Employee under this agreement will be repayable to the Company, as a debt and upon demand; and

16.4.4

as at the date of this agreement, the Employee is not aware nor ought reasonably to be aware of any facts or matters which might give rise to a claim by the Employee for personal injury against the Company or any Group Company.

16.5

The Company and the Employee agree and acknowledge that the conditions regulating settlement agreements and settlement contracts contained in section 147 of the Equality Act, section 203(3) of the ERA, section 288(2B) of the Trade Union and Labour Regulations (Consolidation) Act 1992, regulation 35(3) of the Working Time Regulations 1998 and any other legislation relating to settlement agreements, and in any other act or statutory instrument referred to in clause 16.1, are intended to be and have been satisfied.

16.6

The Employee agrees that he will obtain independent legal advice on and enter into the Waiver of Claims on or immediately after the Termination Date or date of Early Release (as applicable) in the form attached at Appendix 5 to this agreement (as may be amended by the Company in accordance with this clause 16.6). The Company shall be entitled to amend the Waiver of Claims to include any additional statutory complaints or other potential claims which the Employee has raised or intimidated or which the Company reasonably believes the Employee may have, arising out of or in connection with the Employee’s employment or its termination after the date of this agreement. The payments and benefits due and payable under the terms of this agreement (save for the Employee’s statutory redundancy entitlement) are strictly conditional on the Employee returning to the Company the completed Waiver of Claims in accordance with this clause 16.6 duly signed by the Employee and the relevant independent adviser as prescribed.

16.7

Without prejudice to any other provision in this agreement, in the event that the validity or enforceability of this agreement (or any part thereof) is challenged or disputed the Employee agrees and undertakes to enter into a COT3 agreement with the Company in full and final settlement of all claims (or, at the Company’s sole discretion, any particular claim) without further payment.

16.8

The Employee shall indemnify the Company and each Group Company in full and keep the Company and each Group Company fully indemnified for and against all and any claims, demands, judgements, orders, liabilities, damages, penalties, interest, expenses or costs, including all legal and professional fees and disbursements (together with VAT thereon), incurred by the Company and/or any Group Company arising out of or in connection with any breach by the Employee of any of the warranties in this agreement, which warranties the Company has relied upon in entering into this agreement.

16.9

The Employee agrees that, except for the payments and benefits provided for under the terms of this agreement and the Waiver of Claims, he shall not be eligible for any further payment or provision of any remuneration, bonus, STIP payment, or other emolument or benefit from the Company or any Group Company relating to his employment or its termination or any directorship or office held or the termination thereof.

17.	NOTICES

Notices may be given by either party by personal delivery or by letter to the other party at (in the case of the Company) its registered office for the time being (addressed to the UK Human Resources Director) and (in the case of the Employee) his last known address. Any such notice given by personal delivery shall be deemed to have been given at the time of delivery and by letter shall be deemed to have been given 48 hours after posting.

18.	ENTIRE AGREEMENT

18.1

This agreement, together with the Waiver of Claims, constitutes the entire agreement and understanding between the parties in respect of the matters dealt with in it, including the termination of the Employee’s employment and supersedes, cancels and nullifies any previous agreement between the parties or any of them relating to such matters notwithstanding the terms of any previous agreement or arrangement expressed to survive termination. For the avoidance of doubt, nothing in this agreement shall override the Stock Purchase and Sale Agreement, such share buy-back arrangement to be governed by the terms of that separate agreement.

18.2

Each of the parties acknowledges and agrees that in entering into this agreement, it does not rely on, and shall have no remedy in respect of, any statement, representation, warranty or understanding (whether negligently or innocently made) other than as expressly set out in this agreement. The only remedy available to any party in respect of any such statement, representation, warranty or understanding shall be for breach of contract under the terms of this agreement.

18.3	Nothing in this clause 18 shall operate to exclude any liability for fraud.

19.	GENERAL

19.1

Subject only to any deemed amendment to, or severance of, any provision of this agreement pursuant to clause 19.2 below, no amendment or variation of the terms of this agreement will be effective unless it is made or confirmed in a written document signed by all of the parties.

19.2

In the event that any provision of this agreement is void or unenforceable by reason of any provision of applicable law, such provision will be deemed to be modified to the extent necessary to render it legal, valid and enforceable. If no such modification is possible, it will be deleted and the remaining provisions of this agreement will continue in full force and effect and, if necessary, be so amended as is necessary to give effect to the spirit of this agreement so far as possible.

19.3	In relation to the Contracts (Rights of Third Parties) Act 1999:

19.3.1

where any term of this agreement is expressed to be made in favour of or is capable of applying for the benefit of a Group Company or any officer, director, shareholder or employee of any Group Company, such person shall be entitled, with the prior written consent of the Company, to enforce that term in accordance with that Act but may not assign the benefit of their rights under it;

19.3.2	the Employee’s Adviser shall be entitled to enforce clause 8 in accordance with that Act but may not assign the benefit of his/her rights under it;

19.3.3	save as described in clauses 19.3.1 and 19.3.2 above, the parties do not intend that any term of this agreement is enforceable under that Act by a person who is not a party; and

19.3.4	the consent of any person who is not a party shall not be required for the amendment, variation, rescission or termination of this agreement.

19.4

The Company shall be entitled to sell, assign, novate or otherwise dispose of this agreement or any of its rights or obligations under this agreement (in whole or in part) to any other Group Company or by way of security to or in favour of any lender(s) which has or have agreed to advance credit facilities to any Group Company without the prior consent of the Employee. The Employee shall not be entitled to sell, assign, novate, sub-contract or otherwise dispose of this agreement or any of his rights under this agreement (in whole or in part) to any person.

19.5	This agreement shall be binding on and enure for the benefit of the successors and permitted assigns of the parties.

19.6

This agreement may be executed in any number of counterparts each of which when executed by one or more of the parties hereto shall constitute an original but all of which shall constitute one and the same instrument.

19.7

Notwithstanding that this agreement is marked “Without Prejudice and Subject to Contract”, it will, when dated and signed by all the parties named below and accompanied by the attached certificate signed by the relevant independent adviser, become an open and binding agreement between the parties.

19.8

Nothing in this agreement shall prevent the Employee from disclosing information which he is entitled to disclose under sections 43A to 43L of the Employment Rights Act 1996 provided that the disclosure is made in accordance with the provisions of that Act.

20.	JURISDICTION

20.1

This agreement and any dispute or claim rising out of or in connection with it or its subject matter or formation, including any non-contractual disputes or claims, shall be governed by and construed in accordance with the laws of England and Wales.

20.2	Each party irrevocably agrees to submit to the exclusive jurisdiction of the Courts of England and Wales over or in respect of any claim or matter arising under or in connection with this agreement.

IN WITNESS whereof the parties have executed this agreement on the date of this agreement.

Executed by CRAWFORD & COMPANY EMEA/AP MANAGEMENT LIMITED, by an Authorised Signatory:	)
)
	)	Signature	/s/ R. Eric Powers

		Name (block capitals)	R. Eric Powers
Authorised Signatory

Executed by IAN VICTOR MURESS	)
	)	Signature	/s/ I.V. Muress

		Name (block capitals)	I.V. Muress

INDEPENDENT ADVISER’S ENDORSEMENT ADDRESSED TO THE BOARD OF DIRECTORS OF THE COMPANY

I, William Dawson of Farrer & Co. LLP, 66 Lincoln’s Inn Fields, London WC2A 3LH, confirm that I have given independent legal advice to Ian Victor Muress of Belsay House, Holmewood Ridge, Langton Green, Tunbridge Wells, Kent TN3 0BG as to the terms and effect of the above agreement and in particular its effect on his ability to pursue his rights before an employment tribunal.

I confirm that I am a “relevant independent adviser” (as such term is defined in section 203 of the Employment Rights Act 1996) and that there is and was at the time I gave the advice referred to above in force a contract of insurance, or an indemnity provided for members of a profession or professional body, covering the risk of a claim by Mr Muress in respect of any loss arising in consequence of that advice.

SIGNED

/s/ William Dawson

William Dawson

APPENDIX 1: INCENTIVES

LTIPs

Award	Shares	Vesting	Payment Date
2015 Performance Award	0	Performance goals not met	N/A
2015 Time Vested Award	4,250	Vested at Termination Date or Early Release	On or after 31/12/2017 but prior to 15/03/2018
2016 Performance Award	26,532	Forfeited	N/A
2016 Time Vested Award	10,050	Vested at Termination Date or Early Release	Current year (4,950): On or after 31/12/2017 but prior to 15/03/2018 Year 2 (5,100): On or after 31/12/2018 but prior to 15/03/2019
2017 Performance Award	27,114	Forfeited	N/A
2017 Time Vested Award	16,268	Vested at Termination Date or Early Release	Payable 33% effective 31/12/17; 33% effective 31/12/18; and 34% effective 31/12/19.

Options

Grant Date	Exercise Price	Option Shares	Vesting
May 11, 2016	$6.52	20,000	6,600 vests 11/05/2017; 13,400 Forfeited
Feb 8, 2017 (ISO)	$9.22	32,535	Forfeited
Feb 8, 2017 (NQ)	$9.22	3,384	Forfeited

APPENDIX 2: JOINT STATEMENT

The Company accepted Ian’s resignation after respecting his decision to pursue other interests following a management restructure across the International business. As CEO International, Ian had overall responsibility for all Crawford operations outside the US as part of a high profile 16 year career at Crawford going back to 2002. Group CEO Harsha Agadi went on record to thank Ian for the contribution he has made to the business and for his commitment to clients. “We wish him well as he moves to the next stage of his career.” said Agadi.

APPENDIX 3: LETTER OF RESIGNATION

Private & Confidential

The Directors

Crawford & Company EMEA/AP Management Limited

70 Mark Lane

London

England

EC3R 7NQ

April 2017

Please accept this letter as formal notice of my resignation as an officer of Crawford & Company (the “Company”) and as an officer and director and the Secretary, or equivalent in any jurisdiction, of the Company and each of its subsidiaries and/or other Crawford & Company group undertakings of which I am an officer and/or director and the Secretary. My resignation is to be effective immediately.

I confirm that I have no rights or claims of any nature outstanding against the Company or any of its subsidiaries and/or other Crawford & Company group undertakings of which I am an officer and/or director and the Secretary, or equivalent in any jurisdiction, and/or any of its or their officers, directors, shareholders or employees arising out of or in connection with any such position I hold or previously held, or their termination, or the loss of any rights relating to them. To the extent that any rights or claims exist or may exist, I irrevocably waive such rights and claims and release and forever discharge the Company and each of its subsidiaries and/or other Crawford & Company group undertakings of which I am or was an officer and/or director and the Secretary, or equivalent in any jurisdiction, and it’s or their officers, directors, shareholders or employees, from all and any liability whatsoever in respect of any such rights or claims.

This letter and any disputes or claims arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales. The courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this letter or its subject matter or formation (including non-contractual disputes or claims).

Please arrange for particulars of my resignation to be filed with any applicable authorities or record-keeping bodies, in any applicable jurisdiction.

Yours faithfully

Ian Muress

APPENDIX 4: REFERENCE

Dear [name]

Re: Mr Ian Muress

Further to your request for a reference in respect of the above named, I am pleased to provide the following:

Ian commenced employment with Crawford on 17 August 2002. Ian was employed in the role of CEO International.

Crawford accepted Ian’s resignation after respecting his decision to pursue other interests following a management restructure across its International business. As CEO International, Ian had overall responsibility for all Crawford operations outside the US as part of a high profile 16 year career at Crawford going back to 2002.

Please note, this reference is given to the addressee in confidence and only for the purposes for which it was requested. It is given in good faith and on the basis of the information available at the time it is given. Neither the writer nor Crawford accept any responsibility or liability for any loss or damage caused to the addressee or any third party as a result of any reliance being placed on it.

Yours sincerely

APPENDIX 5: WAIVER OF CLAIMS

THIS SETTLEMENT AGREEMENT is made on                                                                                   201….

BETWEEN:

(1)	CRAWFORD & COMPANY EMEA/AP MANAGEMENT LIMITED (company number 01313383) whose registered office is at 70 Mark Lane, London, England, EC3R 7NQ (“Company”); and

(2)	IAN VICTOR MURESS of Belsay House, Holmewood Ridge, Langton Green, Tunbridge Wells, Kent TN3 0BG (“Employee”).

IT IS AGREED:

1.	DEFINITIONS AND INTERPRETATION

The definitions listed in clause 1 of the Settlement Agreement shall apply to this agreement and this agreement shall be interpreted in accordance with the provisions of that clause.

2.	BACKGROUND

2.1	The Employee’s employment terminated on the Termination Date or date of Early Release (as applicable).

2.2

In a settlement agreement dated …………………… (“Settlement Agreement”) the parties agreed that the Employee would enter into a further waiver of claims in the form of this agreement on or immediately after the Termination Date or date of Early Release (as applicable).

3.	SEVERANCE PAYMENT

3.1

The Company confirms that, subject to the Employee’s compliance with all obligations imposed by this agreement and the Settlement Agreement and in full and final settlement of the claims set out in clauses 16.1 and 16.2 of the Settlement Agreement and clauses 6.1 and 6.2 of this agreement, the Company shall make all outstanding payments pursuant to the terms of the Settlement Agreement.

4.	WARRANTIES

The Employee undertakes, represents and warrants to the Company as a strict condition of this agreement that as at the date of this agreement:

4.1

the Employee has not done or failed to do anything amounting to a material or repudiatory breach of the express or implied terms of the Employee’s employment with the Company which if the matter had come to the Company’s attention before the Termination Date or date of Early Release (as applicable) would have entitled the Company to terminate the Employee’s employment summarily or if it had been done or omitted after the date of this agreement would have constituted a breach of any of its terms; and

4.2

the Employee has not received any social security benefits in respect of any accident, injury or disease alleged to have occurred or been suffered in connection with any claim referred to in clauses 6.1 and/or 6.2.

5.	POST-TERMINATION RESTRICTIONS

5.1

For the avoidance of any doubt, the Employee acknowledges and confirms that the obligations undertaken by the Employee under clauses 13 (confidentiality) and 14 (post termination restrictions) of the Settlement Agreement are now repeated and will remain in full force and effect notwithstanding the termination of the Employee’s employment.

6.	CLAIMS AGAINST THE COMPANY OR ANY GROUP COMPANY

6.1

But for this agreement, the Employee could bring proceedings against the Company and/or any Group Company, and its/their respective officers, directors, shareholders or employees for the contractual, statutory and tortious claims listed below (although, for the avoidance of doubt, neither the Company nor any Group Company admits liability in respect of any such claims or potential claims):

6.1.1	a claim that the termination of the Employee’s employment on the Termination Date or date of Early Release was a wrongful dismissal;

6.1.2	a claim for breach of contract (howsoever arising);

6.1.3

a claim that a failure by the Company to make a payment to the Employee of wages, fees, bonus, commission, holiday pay, sick pay, overtime payments or other benefits in kind was an unauthorised deduction from wages under the Employment Rights Act 1996 (“ERA”);

6.1.4	a claim that the termination of the Employee’s employment was an unfair dismissal under the ERA;

6.1.5	a claim for a redundancy payment, whether statutory or otherwise;

6.1.6	the following claims under the Equality Act 2010 (“Equality Act”):

6.1.6.1	a claim that any act or omission of the Company at any time was unlawful direct or indirect discrimination or harassment because of or in relation to age under the Equality Act;

6.1.6.2

a claim that any act or omission of the Company at any time was unlawful direct or indirect discrimination because of disability or in relation to or because of something arising in consequence of the Employee’s disability or harassment because of disability or discrimination by failure to comply with a duty to make reasonable adjustments under the Equality Act;

6.1.6.3	a claim that any act or omission of the Company at any time was unlawful direct or indirect discrimination or harassment because of or in relation to race under the Equality Act;

6.1.6.4	a claim that any act or omission of the Company at any time was unlawful direct or indirect discrimination or harassment because of or in relation to religion or belief under the Equality Act;

6.1.6.5	a claim that any act or omission of the Company at any time was unlawful direct or indirect discrimination or harassment because of or in relation to sex under the Equality Act;

6.1.6.6	a claim that any act or omission of the Company at any time was unlawful discrimination or harassment because of or in relation to sexual orientation under the Equality Act;

6.1.6.7	a claim that any act or omission of the Company at any time was victimisation under section 27 of the Equality Act;

6.1.6.8	a claim that any act or omission of the Company at any time was victimisation because of a relevant pay disclosure under the Equality Act;

6.1.6.9

a claim that the Employee did not receive from the Company equal pay or equality of terms for like work, work of equal value or work rated as equivalent or that the Company breached an equality clause or rule contrary to the Equality Act or contrary to article 157 of the Treaty on the Functioning of the European Union;

6.1.7	a claim that by virtue of any act or omission of the Company at any time the Employee suffered a detriment on a ground set out in section 47B of the ERA (protected disclosure);

6.1.8

a claim under the Working Time Regulations 1998 (“WTR”) that the Company refused to permit the Employee to exercise a right to daily rest, weekly rest, rest breaks, annual leave or compensatory rest or refused to pay the Employee in respect of any period of annual leave or in lieu of untaken annual leave;

6.1.9

a claim that by virtue of any act or omission of the Company at any time the Employee suffered a detriment on a ground set out in section 45A of the ERA (working time) including a detriment related to the limit on weekly working time set out in regulation 4 of the WTR;

6.1.10

a claim under the Transfer of Undertakings (Protection of Employment) Regulations 1981 or the Transfer of Undertakings (Protection of Employment) Regulations 2006 (“TUPE”) (including any claim to enforce an order to pay compensation which is made pursuant to regulation 15 of TUPE);

6.1.11	a claim for remuneration for the protected period following the making of a protective award by an employment tribunal under Trade Union and Labour Relations (Consolidation) Act 1992 (“TULR(C)A”);

6.1.12	a claim under section 3 of the Protection from Harassment Act 1997 that the Employee has been subject to a course of conduct amounting to harassment; and

6.1.13	a claim that the Company failed to comply with its obligations under the Data Protection Act 1998.

6.2	The terms of this agreement are reached without admission of liability and are in full and final settlement of:

6.2.1	the Employee’s claims listed under clause 6.1; and

6.2.2

all other claims (if any) whether contractual, statutory or otherwise, in any jurisdiction, to include, under US, United Kingdom and/or European Union law, which the Employee has or may have against the Company or any Group

Company or their respective officers, directors, shareholders or employees arising out of or in connection with the Employee’s employment or its termination or as a consequence of the Employee’s position as a director of the Company or its termination and including for the avoidance of doubt all claims (if any) arising out of or in connection with any Incentives and/or any other entitlement to shares and/or share options and/or any other similar benefits or incentives afforded to the Employee by virtue of his employment, but excluding:

6.2.2.1	any claims for personal injury which satisfy all of the following:

(a)	they do not relate to the matters covered by clauses 6.1.6 to 6.1.8;

(b)	at the date of this agreement he was unaware of them; and

(c)	at the date of this agreement he may reasonably be expected to be unaware of them;

6.2.2.2	any claims in respect of accrued pension rights; and

6.2.2.3	any claims to enforce the terms of this agreement.

6.3	The Employee represents and warrants to the Company as a strict condition of this agreement that as at the date of this agreement:

6.3.1

he has disclosed to the relevant independent adviser (identified in clause 6.4.1 below) all facts or circumstances that may give rise to a claim against the Company or any Group Company or its/their respective officers, directors, shareholders or employees and he is not aware of any facts or circumstances that may give rise to a claim against the Company or any Group Company or its/their respective officers, directors, shareholders or employees other than claims specified in clause 6.1; and

6.3.2

the claims listed at clause 6.1 include all of the complaints, claims and concerns which the Employee has against the Company or any Group Company or its/their respective officers, directors shareholders or employees arising out of the Employee’s employment under the Service Agreement or any act or omission relating to the Employee’s employment or relating to, arising out of or connected to the manner of its termination or his position as a director of the Company or any Group Company and its/their termination.

6.4	The Employee further represents and warrants to the Company as a strict condition of this agreement that as at the date of this agreement:

6.4.1

the Employee has received independent legal advice from a relevant independent adviser as to the terms and effect of this agreement and in particular its effect on the Employee’s ability to pursue statutory rights before an employment tribunal. The name of the relevant independent adviser who has so advised the Employee is William Dawson of Farrer & Co. LLP of 66 Lincoln’s Inn Fields, London WC2A 3LH (“Employee’s Adviser”) and the Employee’s Adviser has signed the endorsement annexed to this agreement;

6.4.2

the Employee has been advised by the Employee’s Adviser that at the date of this agreement there is in force, and at the time the Employee received the advice referred to above there was in force, a contract of insurance, or an indemnity provided for members of a profession or professional body, covering the risk of a claim by the Employee in respect of loss arising in consequence of that advice;

6.4.3

the Employee has not issued proceedings before the employment tribunals, high court or county court in respect of any claim in connection with the Employee’s employment or its termination or the Service Agreement, including the Service Agreement, or its termination (or any directorship or office held or the termination thereof) and the Employee undertakes that no proceedings have been or will be issued in connection with the same and if such proceedings are issued the Employee accepts and agrees that all monies paid to the Employee under this agreement will be repayable to the Company, as a debt and upon demand; and

6.4.4

as at the date of this agreement, the Employee is not aware nor ought reasonably to be aware of any facts or matters which might give rise to a claim by the Employee for personal injury against the Company or any Group Company.

6.5

The Company and the Employee agree and acknowledge that the conditions regulating settlement agreements and settlement contracts contained in section 147 of the Equality Act, section 203(3) of the ERA, section 288(2B) of the Trade Union and Labour Regulations (Consolidation) Act 1992, regulation 35(3) of the Working Time Regulations 1998 and any other legislation relating to settlement agreements, and in any other act or statutory instrument referred to in clause 6.1, are intended to be and have been satisfied.

6.6

The Employee shall indemnify the Company and each Group Company in full and keep the Company and each Group Company fully indemnified for and against all and any claims, demands, judgements, orders, liabilities, damages, penalties, interest, expenses or costs, including all legal and professional fees and disbursements (together with VAT thereon), incurred by the Company and/or any Group Company arising out of or in connection with any breach by the Employee of any of the warranties in this agreement, which warranties the Company has relied upon in entering into this agreement.

6.7

The Employee agrees that, except for the payments and benefits provided for under the terms of the Settlement Agreement and this Waiver of Claims, he shall not be eligible for any further payment or provision of any remuneration, bonus, award or other emolument or benefit from the Company or any Group Company relating to his employment or its termination or any directorship or office held and the termination thereof.

7.	ENTIRE AGREEMENT

7.1

This agreement, together with the Settlement Agreement, constitutes the entire agreement and understanding between the parties in respect of the matters dealt with in it, including the termination of the Employee’s employment and supersedes, cancels and nullifies any previous agreement between the parties or any of them relating to such matters notwithstanding the terms of any previous agreement or arrangement expressed to survive termination. For the avoidance of doubt, nothing in the Settlement Agreement or this Waiver of Claims shall override the Stock Purchase and Sale Agreement, such share buy-back arrangement to be governed by the terms of that separate agreement.

7.2

Each of the parties acknowledges and agrees that in entering into this agreement, it does not rely on, and shall have no remedy in respect of, any statement, representation, warranty or understanding (whether negligently or innocently made) other than as expressly set out in this agreement. The only remedy available to any party in respect of any such statement, representation, warranty or understanding shall be for breach of contract under the terms of this agreement.

7.3	Nothing in this clause 7 shall operate to exclude any liability for fraud.

8.	GENERAL

8.1	In relation to the Contracts (Rights of Third Parties) Act 1999:

8.1.1

where any term of this agreement is expressed to be made in favour of or is capable of applying for the benefit of a Group Company or any officer, director, shareholder or employee of any Group Company, such person shall be entitled, with the prior written consent of the Company, to enforce that term in accordance with that Act but may not assign the benefit of their rights under it;

8.1.2	save as described in clauses 8.1.1 above, the parties do not intend that any term of this agreement is enforceable under that Act by a person who is not a party; and

8.1.3	the consent of any person who is not a party shall not be required for the amendment, variation, rescission or termination of this agreement.

8.2

Notwithstanding that this agreement is marked “Without Prejudice and Subject to Contract”, it will, when dated and signed by all the parties named below and accompanied by the attached certificate signed by the relevant independent adviser, become an open and binding agreement between the parties.

8.3

Nothing in this agreement shall prevent the Employee from disclosing information which he is entitled to disclose under sections 43A to 43L of the Employment Rights Act 1996 provided that the disclosure is made in accordance with the provisions of that Act.

9.	JURISDICTION

9.1

This agreement and any dispute or claim rising out of or in connection with it or its subject matter or formation, including any non-contractual disputes or claims, shall be governed by and construed in accordance with the laws of England and Wales.

9.2	Each party irrevocably agrees to submit to the exclusive jurisdiction of the Courts of England and Wales over or in respect of any claim or matter arising under or in connection with this agreement.

IN WITNESS whereof the parties have executed this agreement on the date of this agreement.

Executed by CRAWFORD & COMPANY EMEA/AP MANAGEMENT LIMITED, by an Authorised Signatory:	)
)
	)	Signature

Name (block capitals)
Authorised Signatory

Executed by IAN VICTOR MURESS	)
	)	Signature

Name (block capitals)

INDEPENDENT ADVISER’S ENDORSEMENT ADDRESSED TO THE BOARD OF DIRECTORS OF THE COMPANY

I, William Dawson of Farrer & Co. LLP of 66 Lincoln’s Inn Fields, London WC2A 3LH, confirm that I have given independent legal advice to Ian Victor Muress of Belsay House, Holmewood Ridge, Langton Green, Tunbridge Wells, Kent TN3 0BG as to the terms and effect of the above agreement and in particular its effect on his ability to pursue his rights before an employment tribunal.

I confirm that I am a “relevant independent adviser” (as such term is defined in section 203 of the Employment Rights Act 1996) and that there is and was at the time I gave the advice referred to above in force a contract of insurance, or an indemnity provided for members of a profession or professional body, covering the risk of a claim by Mr Muress in respect of any loss arising in consequence of that advice.

SIGNED

/s/ William Dawson

William Dawson